EXHIBIT 23

SNODGRASS
Certified Public Accountants and Consultants

[Logo]


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement of WSB Holding Company on Form S-8 of our report dated July 20, 2000 appearing in the Annual Report on Form 10-KSB of WSB Holding Company for the year ended June 30, 2000.




/s/S.R. Snodgrass A.C.
----------------------
Wexford, Pennsylvania
September 22, 2000



S.R. Snodgrass, A.C.
1000 Stonewood Drive, Suite 200  Wexford, PA  15090 8399  Phone: 724-934-0344  Facsimile 724-934-0345